Exhibit 10.21

Loan No. 1093040

As of June 27, 2012

LINE OF CREDIT
EXTENSION AGREEMENT

LINE OF CREDIT EXTENSION AGREEMENT (this “Extension Agreement”) made effective as of the 27th day of June, 2012 by and among Warwick Valley Telephone Company (“Borrower”), having an address set forth next to Borrower’s signature below, PROVIDENT BANK, having offices at 400 Rella Boulevard, Montebello, New York 10901 (“Lender”), and each guarantor (if any) identified on the signature page hereto (the “Guarantors”).

DEFINED TERMS

For the purposes of this Extension Agreement, the following terms have the meanings set forth below:

“Extended Maturity Date” means October 28, 2012.

“Loan” means that certain line of credit made by Lender to Borrower. As of the date of this Extension Agreement, the aggregate outstanding principal balance of the Loan is $2,325,000.00.

“Loan Documents” means the Note and any other instruments, agreements or other documents, including, without limitation, any guaranties, delivered by any Obligor to Lender with respect to the Loan.

“Note” means that certain Amended and Restated Promissory Note, dated July 28, 2011 in the original principal amount of $4,000,000.00 made by Borrower to Lender to evidence the Loan, as amended, supplemented or otherwise modified from time to time.

“Obligors” means Borrower and each Guarantor.

RECITALS

WHEREAS, Borrower is justly indebted to Lender for the outstanding amount of the Loan plus interest thereon;

WHEREAS, Lender is the holder of the Note; and

WHEREAS, Borrower and Lender desire to extend the time for payment of the Loan in the manner hereafter appearing.

AGREEMENTS, CONDITIONS, REPRESENTATIONS, AND OTHER PROVISIONS

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements of the parties, subject to the conditions set forth below, and in consideration of the sum of One Dollar and other valuable consideration each to the other in hand paid, receipt of which is hereby acknowledged, the parties hereto mutually covenant as follows:

1.              Effective as of the Effective Date, the time for the repayment in full of the Loan is hereby extended such that the same shall be due and payable on the Extended Maturity Date, together with interest on the Loan at the rate per annum set forth in the Loan Documents. On the Extended Maturity Date, Borrower shall pay the entire principal sum of the Loan, together with accrued but unpaid interest thereon and all other sums due in accordance with the terms of the Loan Documents.

The effectiveness of this Extension Agreement shall be subject to the following conditions precedent (the date on which all such conditions precedent are satisfied being referred to herein as the “Effective Date”):

(a)         Lender shall have received duly executed counterparts hereof which, when taken together, bear the authorized signatures of all Obligors; and

(b)         Lender shall have been reimbursed for all expenses incurred by Lender in connection with the preparation and negotiation of this Extension Agreement in accordance with the terms of the Loan Documents.

2.              All of the terms and conditions of the Note and each other Loan Document that are not expressly changed in this Extension Agreement shall remain in full force and effect as fully as if they were restated herein. Without limiting the generality of the foregoing and for the avoidance of doubt, subject to the Extended Maturity Date, (a) interest on the Loan shall continue to be payable in the manner specified in the Loan Documents and (b) the principal amount of the Loan shall continue to be payable in the installments (if any) specified in the Loan Documents. Nothing herein shall be deemed to entitle any Obligor to a consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Note, any guaranty or any other Loan Document in similar or different circumstances.

3.              Each Obligor hereby warrants, represents and reconfirms that (a) such Obligor has duly executed and delivered this Extension Agreement, which constitutes a legal, valid and binding obligation enforceable against such Obligor in accordance with the terms hereof, (b) after giving effect to this Extension Agreement, all of the representations and warranties of such Obligor set forth in each Loan Document to which it is party are true and correct as of the date hereof, (c) both before and after giving effect to this Extension Agreement, there are no offsets or defenses to any of such Obligor’s obligations under any Loan Document to which it is party or to any part thereof, each of which are hereby expressly reaffirmed, (d) after giving effect to this Extension

Agreement, such Obligor is not in breach of any provision of any Loan Document to which it is party and no event of default is continuing thereunder, and (e) both before and after giving effect to this Extension Agreement, each such Loan Document constitutes the valid and legally binding obligation of such Obligor, enforceable against such Obligor in accordance with the term thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance and other laws effecting creditor’s rights general and to general equitable principles.

4.              Each Guarantor, by signing below, consents and agrees to the terms of this Extension Agreement.

5.              This Extension Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to its conflict of law principles. This Extension Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing any such counterpart.

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IN WITNESS WHEREOF, this Extension Agreement has been duly executed by Lender and each Obligor as of the day and year first written above.

Provident Bank

		By:	/s/ Jill Singer
Jill Singer, Asst. Vice President

BORROWER: Warwick Valley Telephone Company 47 Main Street Warwick, NY 10990

By:	/s/ Duane W. Albro
Duane W. Albro, President and
Chief Executive Officer

Warwick Valley Telephone Company	Loan #1093040

STATE OF NEW YORK	)
	)	SS:
COUNTY OF ORANGE	)

On the 5th day of July, 2012, before me, the undersigned, a notary public in and for said state, personally appeared Duane W. Albro, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they execute the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Amelia F. Lawlor
Notary Public

Borrower: Warwick Valley Telephone Company

Loan #1093040

ATTESTATION BY BANK OFFICER

State of New York

County of Orange

On this        day of June, 2012, before me,                                                     , the undersigned,                                                      of Provident Bank, personally appeared Duane W. Albro, known to me (or satisfactorily proven) to be the person(s) whose name(s) is/are subscribed to the within instrument, and acknowledged that he/she/they executed the same for the purposes therein contained.

Signature of Provident Bank Officer